[GRAPHIC APPEARS HERE]
FINANCIAL
NEWS RELEASE


FOR IMMEDIATE RELEASE

                          PLANET HOLLYWOOD SUCCESSFULLY
                     EMERGES FROM CHAPTER 11 REORGANIZATION

(Orlando, FL, May 9, 2000)...Planet Hollywood announced that it has successfully reorganized and is now positioned to move forward with plans to revitalize the brand.

The Company's plan of reorganization under Chapter 11 of the US Bankruptcy Code became effective today when all documents and actions contemplated by the plan were finalized. The Company recently sold its Times Square retail unit for $30 million cash, eliminating the need for bridge loan financing; however, the timing of the sale caused the Company to delay its emergence from bankruptcy. As previously described, as a result of the reorganization, all existing common stock of the Company has been cancelled in exchange for 200,000 warrants to purchase new common stock in the reorganized Company. A group of investors, organized by Robert Earl, the Company's Chairman and CEO, invested $30 million into the Company for the right to direct ownership of 7 million shares of new common stock (70%). The balance of the outstanding shares (3 million), together with $47.5 million in cash and $60 million in PIK Notes were distributed to the former bondholders in exchange for the cancellation of approximately $282 million in debt.

A portion of the new common stock distributed to the bondholders is exempt from registration and is freely tradable. The new common stock will be trading on the over-the-counter market on the NASDAQ Bulletin Board until such time as the Company receives notification that its shares have been accepted for listing on a stock exchange, which is expected to be within 60 days.

Mr. Earl is looking forward to placing Planet Hollywood back in the spotlight. "The reorganization has provided $30 million in new investment, $25 million in new credit facilities and has significantly reduced the outstanding debt and onerous obligations that were a financial burden on the Company," said Mr. Earl. "With the reorganization and store closings behind us, Planet Hollywood is now positioned to move ahead with its plans to rapidly revitalize the Company."

"In addition, Planet Hollywood is planning on making several exciting announcements in the coming weeks concerning senior management, celebrities, new restaurant locations and its website launch. My management team is now able to completely focus on our significant portfolio of 34 company-owned restaurants and 32 franchised units and returning Planet Hollywood to its former glory and preeminent position in the themed restaurant arena, and to help restore confidence in the eatertainment sector."


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Planet Hollywood is the creator and worldwide developer of a consumer brand that will capitalize on the universal appeal of movies, TV, sports and other leisure-time activities. The Company's worldwide operations offer products and services in the restaurant, retail, leisure and entertainment sectors.

For Further Information Contact:

Robert Earl, Chairman, Chief Executive Officer                407-351-4511
Patty Caruso/Amy Sadowsky, Public Relations                   407-363-7827


Certain statements contained herein are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Those risks include, among others, risks associated with any other required approvals or confirmations of the Plan; the ability of the Company to consummate asset dispositions and/or to obtain financing as necessary in order to carry out the terms of the Plan and the terms and conditions of any such dispositions and financing; difficulties or delays in the Company's implementation of initiatives and strategies, including the introduction of a new menu and new merchandising and marketing strategies; actions taken by competitors, including business combinations, new product offerings and marketing and promotions successes; difficulties or delays in realizing improved results from operating consolidations or the sale of certain facilities or assets held for sale or franchise; the success of the Company's franchisees and licensees and the manner in which they promote, operate or develop the Company's brands; the availability of sufficient capital to service the Company's debt obligations and to finance the Company's business plans on terms satisfactory to the Company; and the success of the Company's marketing of certain assets and pursuit of financing alternatives. The words "believe", "estimate", "expect", "intent", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Planet Hollywood International, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements